SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 8, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

      Projected Data.

Item 9. Regulation FD Disclosure.

The Company is furnishing herewith a letter being provided to certain investors and financial analysts which contains data regarding its estimated share count for earnings per share calculation purposes and certain other financial and operational data. The letter is attached as Exhibit 99.1 which is included herein.

The information presented contains forward looking statements, and certain assumptions upon which such forward looking statements are in part based. Numerous important factors, including those factors identified as Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission, which factors are incorporated herein by reference, and the fact that the assumptions contained in such information could prove incorrect, could cause actual results to differ materially from those contained in such forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By    /s/ Chris Kenny

      Chris Kenny

   Staff Vice President

     and Controller

March 8, 2001

EXHIBIT INDEX

    Projected Data.